UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
June 6, 2012

THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana  70809
(Address of principal executive offices and zip code)

(225) 932-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 6, 2012, The Shaw Group Inc., a Louisiana corporation (the “Company”), issued a press release announcing that it is teaming up with NET Power LLC and Exelon to develop a new technology for gas-fired power generation that could result in major benefits for electricity producers and consumers, energy security and the environment.  The Company will acquire a substantial ownership position in NET Power LLC, the developer of the technology, and will have exclusive worldwide rights to engineer, procure and construct NET Power plants.  Exelon will provide and obtain permitting for a small-scale testing site, test and commission the facility, market its output, supply fuel and provide other operations and maintenance support.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is filed as Exhibit to this Current Report on Form 8-K.

99.1 Press Release dated June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC.
(Registrant)

Date: June 6, 2012	By:	/s/ John Donofrio
John Donofrio, Executive Vice
President, General Counsel and
Corporate Secretary

THE SHAW GROUP INC.

EXHIBIT INDEX

Form 8-K
June 6, 2012

Exhibit Number	Description	Page No.

99.1	Press Release dated June 6, 2012